      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2002

                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------

                            SKYWORKS SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                         04-2302115
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

           20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801 (781) 935-5150
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                           --------------------------


                   NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
              ALPHA INDUSTRIES, INC. 1996 LONG-TERM INCENTIVE PLAN
            ALPHA INDUSTRIES, INC. DIRECTORS' 2001 STOCK OPTION PLAN
                            (Full Title of the Plans)


                                 DANIEL YANNUZZI
                                 GENERAL COUNSEL
                            SKYWORKS SOLUTIONS, INC.
                   4311 JAMBOREE ROAD, NEWPORT BEACH, CA 92672
                                 (949) 483-3200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                 Proposed               Proposed
                                             Amount               Maximum                Maximum                Amount of
       Title of Each Class of                to Be             Offering Price            Aggregate            Registration
    Securities to Be Registered            Registered           Per Share(1)         Offering Price(1)           Fee(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value          50,000 Shares (2)           $5.30                 $264,750                $24.36
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value          450,000 Shares (3)          $5.30               $2,382,750               $219.21
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value        1,885,000 Shares (4)          $5.30               $9,981,075               $918.26
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $ .25 par value          315,000 Shares (5)          $5.30               $1,667,925               $153.45
===============================================================================================================================

(1) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Stock of Skyworks Solutions, Inc. on the Nasdaq National Market on June 26, 2002.

(2) Consists of 50,000 shares issuable under the Non-Qualified Employee Stock Purchase Plan. Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may become issuable under the anti-dilution provisions contained in the Non-Qualified Employee Stock Purchase Plan.


(3) Consists of 450,000 shares issuable under the Amended and Restated Employee Stock Purchase Plan. Such presently indeterminable number of additional shares of Common Stock are registered as may become issuable under the anti-dilution provisions contained in the Amended and Restated Employee Stock Purchase Plan.

(4) Consists of 1,885,000 shares issuable under the Alpha Industries, Inc. 1996 Long-Term Incentive Plan. Such presently indeterminable number of additional shares of Common Stock are registered as may become issuable under the anti-dilution provisions contained in the Alpha Industries, Inc. 1996 Long-Term Incentive Plan.

(5) Consists of 315,000 shares issuable under the Alpha Industries, Inc. Directors' 2001 Stock Option Plan. Such presently indeterminable number of additional shares of Common Stock are registered as may become issuable under the anti-dilution provisions contained in Alpha Industries, Inc. Directors' 2001 Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 1, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2001;

     (c) Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2001;

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 0-24357) filed under the Exchange Act with the Securities and Exchange Commission.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Registrant's Restated Certificate of Incorporation. as Amended eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to the Registrant or its stockholders).

     The Registrant's Second Amended and Restated By-laws include provisions for mandatory indemnification of its directors, officers, employees or agents provided certain conditions are met. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

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


     The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

     The Registrant has directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

NUMBER     DESCRIPTION
------     -----------
5         Legal Opinion of Testa, Hurwitz & Thibeault, LLP.

23(a) Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5 hereof).

23(b)     Consent of KPMG LLP.

24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               [SIGNATURES FOLLOW]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haverhill, Commonwealth of Massachusetts, on June 28, 2002.

                                        SKYWORKS SOLUTIONS, INC.


                                        By: /s/ David J. Aldrich
                                           -------------------------------------
                                           DAVID J. ALDRICH
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Aldrich and Paul E. Vincent, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                 TITLE                               DATE
             ---------                                 -----                               ----
       /s/ Dwight W. Decker                  Chairman of the Board                     June 28, 2002
------------------------------------
      DWIGHT W. DECKER

      /s/ David J. Aldrich                  President, Chief Executive                 June 28, 2002
------------------------------------        Officer and Director
      DAVID J. ALDRICH


      /s/ Paul E. Vincent                   Chief Financial Officer                    June 28, 2002
------------------------------------        Principal Financial Officer and
      PAUL E. VINCENT                       Principal Accounting Officer

                                            Director
------------------------------------
      DONALD R. BEALL

      /s/ Moiz M. Beguwala                  Director                                   June 28, 2002
------------------------------------
      MOIZ M. BEGUWALA

                                            Director
------------------------------------
      BALAKRISHNAN IYER

      /s/ Timothy R. Furey                  Director                                   June 28, 2002
------------------------------------
      TIMOTHY R. FUREY

      /s/ Thomas C. Leonard                 Director                                   June 28, 2002
------------------------------------
      THOMAS C. LEONARD

      /s/ David J. Mclachlan                Director                                   June 28, 2002
------------------------------------
      DAVID J. MCLACHLAN


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


                                  EXHIBIT INDEX

EXHIBIT                                                                                             SEQUENTIAL
NUMBER                                                                                                PAGE NO.
-------                                                                                             ----------

5        Legal Opinion of Testa, Hurwitz & Thibeault, LLP.                                                7

23(a)    Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5 hereof).                      7

23(b)    Consent of KPMG LLP.                                                                             8

24       Power of Attorney (included on the signature page of this Registration Statement).               5




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